EXHIBIT 99.1

Item 6. Selected Financial and Operating Data

Unless the context otherwise requires, references to “we,” “us,” “our,” the “Partnership” or “Western Gas Partners” refers to Western Gas Partners, LP and its subsidiaries. Our general partner, Western Gas Holdings, LLC (the “general partner” or “GP”), is owned by Western Gas Equity Partners, LP (“WGP”), a Delaware master limited partnership formed by Anadarko Petroleum Corporation. Western Gas Equity Holdings, LLC is WGP’s general partner and is a wholly owned subsidiary of Anadarko Petroleum Corporation. “Anadarko” refers to Anadarko Petroleum Corporation and its subsidiaries, excluding us and our general partner, and “affiliates” refers to subsidiaries of Anadarko, excluding us, and includes equity interests in Fort Union Gas Gathering, LLC (“Fort Union”), White Cliffs Pipeline, LLC (“White Cliffs”), Rendezvous Gas Services, LLC (“Rendezvous”), Enterprise EF78 LLC (the “Mont Belvieu JV”), Texas Express Pipeline LLC (“TEP”), Texas Express Gathering LLC (“TEG”) and Front Range Pipeline LLC (“FRP”). The interests in TEP, TEG and FRP are referred to collectively as the “TEFR Interests.” “Equity investment throughput” refers to our 14.81% share of average Fort Union throughput and our 22% share of average Rendezvous throughput, but excludes throughput measured in barrels, consisting of our 10% share of average White Cliffs throughput, our 25% share of average Mont Belvieu JV throughput, our 20% share of average TEP and TEG throughput and our 33.33% share of average FRP throughput.
References to the “Partnership assets” refer collectively to the assets we owned and our interests accounted for under the equity method as of December 31, 2013, including the TEFR Interests. Because Anadarko controls us through its ownership and control of WGP, which owns our general partner, each of our acquisitions of Partnership assets from Anadarko has been considered a transfer of net assets between entities under common control. As such, the Partnership assets we acquired from Anadarko were initially recorded at Anadarko’s historic carrying value, which did not correlate to the total acquisition price paid by us (see Note 2—Acquisitions in the Notes to the Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K). Further, after an acquisition of Partnership assets from Anadarko, we may be required to recast our financial statements to include the activities of the Partnership assets as of the date of common control. For those periods requiring recast, the consolidated financial statements for periods prior to our acquisition of Partnership assets from Anadarko, including the TEFR Interests, have been prepared from Anadarko’s historical cost-basis accounts and may not necessarily be indicative of the actual results of operations that would have occurred if we had owned the Partnership assets during the periods reported. For ease of reference, we refer to the historical financial results of the Partnership assets prior to our acquisitions from Anadarko as being “our” historical financial results.

Acquisitions

The following table shows our selected financial and operating data, which are derived from our consolidated financial statements for the periods and as of the dates indicated. In May 2008, concurrently with the closing of our initial public offering (“IPO”), Anadarko contributed to us the assets and liabilities of Anadarko Gathering Company LLC (“AGC”), Pinnacle Gas Treating LLC (“PGT”) and MIGC LLC (“MIGC”), which we refer to as our “initial assets.” In December 2008, we completed the acquisition of the Powder River assets from Anadarko, which included (i) the Hilight system, (ii) a 50% interest in the Newcastle system and (iii) a 14.81% membership interest in Fort Union. In July 2009, we closed on the acquisition of a 51% membership interest in Chipeta Processing LLC (“Chipeta”) from Anadarko. We closed the acquisitions of Anadarko’s Granger and Wattenberg assets in January 2010 and August 2010, respectively. In September 2010, we acquired a 10% interest in White Cliffs, which consisted of a 9.6% third-party interest, and a 0.4% interest from Anadarko. In February 2011, we acquired the Platte Valley gathering system and processing plant from a third party, and in July 2011, we acquired the Bison gas treating facility from Anadarko. In January 2012, we acquired Mountain Gas Resources, LLC (“MGR”) from Anadarko, which acquisition included the Patrick Draw processing plant, the Red Desert processing plant, gathering lines, and related facilities (collectively, the “Red Desert complex”), and the 22% interest in Rendezvous. In August 2012, we acquired Anadarko’s then-remaining 24% membership interest in Chipeta (the “additional Chipeta interest”), receiving distributions related to the additional interest effective July 1, 2012. In March 2013, we completed the acquisition of a 33.75% interest in both the Liberty and Rome gas gathering systems from a wholly owned subsidiary of Anadarko, Anadarko Marcellus Midstream, L.L.C. (the “Non-Operated Marcellus Interest”). Also in March 2013, we completed the acquisition of a 33.75% interest in the Larry’s Creek, Seely and Warrensville gas gathering systems from a third party (the “Anadarko-Operated Marcellus Interest”). In June 2013, we acquired a 25% interest in the Mont Belvieu JV from a third party, and in September 2013 we acquired Overland Trail Transmission, LLC, (“OTTCO”) from a third party. In March 2014, we acquired the TEFR Interests from Anadarko.

Dates of common control

In connection with its August 23, 2006, acquisition of Western Gas Resources, Inc., Anadarko acquired MIGC, the Powder River assets, the Granger assets and the assets of MGR. Anadarko acquired the Wattenberg assets and a 75% interest in Chipeta in connection with its August 10, 2006, acquisition of Kerr-McGee Corporation. Anadarko made its initial investment in White Cliffs on January 29, 2007.
Our consolidated financial statements include (i) the combined financial results and operations of AGC and PGT for all periods presented, (ii) the consolidated financial results and operations of Western Gas Partners, LP and its subsidiaries combined with the financial results and operations of MIGC, the Powder River assets, the Granger assets, the MGR assets, the Chipeta assets, the Wattenberg assets, the 0.4% interest in White Cliffs, and the Non-Operated Marcellus Interest, for all periods presented, (iii) the financial results and operations of the Bison assets from 2009 (when Anadarko began construction of such assets, which were subsequently placed in service in June 2010), and (iv) the financial results and operations of the TEFR Interests from 2011 when Anadarko made its initial investment in the respective businesses. Effective August 1, 2012, noncontrolling interests exclude the financial results and operations of the additional Chipeta interest.

The information in the following table should be read together with the information in the captions How we Evaluate our Operations, Items Affecting the Comparability of our Financial Results, Results of Operations, and Key Performance Metrics under Item 7 of Exhibit 99.2 to this Current Report on Form 8-K:

thousands except per-unit data, throughput, Adjusted	Summary Financial Information
gross margin per Mcf and Adjusted gross margin per Bbl	2013 (1)	2012 (1)	2011 (1)	2010	2009
Statement of Income Data (for the year ended):
Total revenues	$1,029,763	$894,476	$858,144	$655,646	$611,841
Operating income	320,858	194,825	245,294	177,539	136,130
Net income	285,443	149,267	206,861	156,933	126,417
Net income attributable to noncontrolling interests	10,816	14,890	14,103	11,005	10,260
Net income attributable to Western Gas Partners, LP	$274,627	$134,377	$192,758	$145,928	$116,157
General partner interest in net income (2)	69,633	28,089	8,599	3,067	1,428
Limited partners’ interest in net income (2)	200,866	78,897	131,560	111,064	69,980
Net income per common unit (basic and diluted) (2)	$1.83	$0.84	$1.64	$1.66	$1.25
Net income per subordinated unit (basic and diluted) (2)	$—	$—	$1.28	$1.61	$1.24
Distributions per unit	$2.280	$1.960	$1.655	$1.440	$1.260
Balance Sheet Data (at period end):
Total assets	$4,617,808	$3,863,558	$2,997,689	$2,345,255	$2,278,512
Total long-term liabilities	1,535,312	1,284,176	860,092	649,414	568,331
Total equity and partners’ capital	$2,892,036	$2,394,076	$2,010,279	$1,613,311	$1,627,818
Cash Flow Data (for the year ended):
Net cash flows provided by (used in):
Operating activities	$448,201	$338,047	$312,838	$252,898	$209,345
Investing activities	(1,652,995)	(1,357,537)	(485,832)	(921,398)	(223,128)
Financing activities	885,541	1,212,912	372,479	625,590	47,694
Capital expenditures	$(645,854)	$(638,121)	$(149,717)	$(173,891)	$(121,295)
Throughput (MMcf/d except throughput measured in barrels):
Total throughput for natural gas assets	3,368	3,023	2,715	2,224	2,262
Throughput attributable to noncontrolling interests for natural gas assets	168	228	242	197	180
Throughput attributable to Western Gas Partners, LP for natural gas assets (3)	3,200	2,795	2,473	2,027	2,082
Throughput (MBbls/d) for crude/NGL assets (4)	40	31	28	17	11
Key Performance Metrics (for the year ended):
Adjusted gross margin attributable to Western Gas Partners, LP for natural gas assets (5)	$654,924	$544,853	$516,038	$398,676	$365,930
Adjusted gross margin for crude/NGL assets (6)	15,274	13,221	9,497	3,503	1,245
Adjusted gross margin per Mcf attributable to Western Gas Partners, LP for natural gas assets (7)	0.56	0.53	0.57	0.54	0.48
Adjusted gross margin per Bbl for crude/NGL assets (8)	1.05	1.17	0.94	0.57	0.31
Adjusted EBITDA attributable to Western Gas Partners, LP (9)	457,773	377,929	361,653	264,694	223,635
Distributable cash flow (9)	$380,529	$309,945	$319,294	$237,372	$203,245

(1)
Information has been recast to include the financial position, results and throughput attributable to the TEFR Interests. See Note 1—Summary of Significant Accounting Policies and Note 2—Acquisitions in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K.

(2)
Net income earned on and subsequent to the date of our acquisitions of Partnership assets is allocated to the general partner and the limited partners, including any subordinated unitholders, in accordance with their respective ownership percentages, and when applicable, giving effect to incentive distributions allocable to the general partner. Prior to our acquisition of the Partnership assets, all income is attributed to Anadarko. All subordinated units were converted into common units on August 15, 2011, on a one-for-one basis. For purposes of calculating net income per common and subordinated unit, the conversion of the subordinated units is deemed to have occurred on July 1, 2011. See Note 4—Equity and Partners’ Capital in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K.

(3)
Includes affiliate, third-party and equity investment throughput (defined as our 14.81% share of average Fort Union and our 22% share of average Rendezvous throughput), excluding the noncontrolling interest owners’ proportionate share of throughput.

(4)
Represents total throughput measured in barrels consisting of throughput from our Chipeta NGL pipeline, our 10% share of average White Cliffs throughput, our 25% share of average Mont Belvieu JV throughput, our 20% share of average TEG and TEP throughput and our 33.33% share of average FRP throughput.

(5)
Calculated as total revenues for natural gas assets less cost of product for natural gas assets plus distributions from our equity investments in Fort Union and Rendezvous, which are measured in Mcf, and excluding the noncontrolling interest owners’ proportionate share of revenue and cost of product.

(6)
Calculated as total revenues for crude/NGL assets less cost of product for crude/NGL assets plus distributions from our equity investments in White Cliffs, the Mont Belvieu JV, TEG, TEP, and FRP, which are measured in barrels.

(7)
Average for period. Calculated as Adjusted gross margin attributable to Western Gas Partners, LP for natural gas assets divided by total throughput attributable to Western Gas Partners, LP for natural gas assets.

(8)	Average for period. Calculated as Adjusted gross margin for crude/NGL assets, divided by total throughput (MBbls/d) for crude/NGL assets.

(9)
Adjusted EBITDA attributable to Western Gas Partners, LP (“Adjusted EBITDA”) and Distributable cash flow are not defined in the generally accepted accounting principles in the United States (“GAAP”). For descriptions and reconciliations of Adjusted EBITDA and Distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with GAAP, please see the caption How We Evaluate Our Operations under Item 7 of Exhibit 99.2 to this Current Report on Form 8-K.

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